ADFORCE(TM) SERVICES AGREEMENT                            AdForce for Publishers
--------------------------------------------------------------------------------

                                                                    EXHIBIT 10.2

                           ADFORCE SERVICES AGREEMENT

   This AdForce Services Agreement ("Agreement") is entered into between AdForce, Inc., a Delaware corporation with offices at 10590 North Tantau Avenue, Cupertino, CA 95014 ("AdForce") and the customer further described in the signature block below ("Customer").

   AdForce offers an Internet advertising management and delivery service known as "AdForce for Publishers" (the "AdForce Service"), which enables each user of the AdForce Service to manage its advertising on its Web site, a network of Web sites, or similar on-line environments. AdForce provides each user of the AdForce Service with a "client-side" software application ("Client") to enable the user to place ad tags, schedule advertising and generate reports concerning such advertising. AdForce maintains server complexes from which AdForce electronically delivers advertising scheduled by Customer to the online environments containing AdForce ad tags.

   AdForce has agreed to provide the AdForce Service to Customer pursuant to the terms and conditions of this Agreement. The parties hereby agree as follows:

1. ADFORCE SERVICE. In exchange for the fees set forth in Exhibit A, AdForce agrees to provide Customer the level of AdForce Service indicated in the table below for the period also indicated in below:

             LEVEL OF SERVICE                            TERM
      [INITIALS] [X]   AdForce Gold           [INITIALS] [X] 2 Year Term
      ---------                               ---------
      (Initial)                               (Initial)

Each level of AdForce Service provides the following: (a) a monthly report of the number of "Impressions" (defined as the response to a request for an advertisement made via an AdForce ad tag placed by Customer) delivered by AdForce, including verification of each report by a third-party auditor (the Audit Bureau of Verification Services, Inc. or another third party chosen by AdForce); (b) the targeting features further described in Exhibit B; and (c) a suite of standard reports also listed in Exhibit B. At AdForce's sole discretion, features may be added to the AdForce Service and may be subject to additional fees.

2. CUSTOMER SUPPORT. The AdForce Service levels include the customer support described in Exhibit A.

3. CUSTOMER OBLIGATIONS. Customer agrees to implement the ad tags as described in the AdForce User Guide and help documentation made available to Customer by AdForce. Customer also agrees to schedule all advertising for Customer's Web sites or other on-line properties using the AdForce Client. Should the average file size of Customer's advertisements exceed 15 kilobytes, as determined by AdForce on a monthly basis, Customer agrees to pay the incremental fee listed in Exhibit A to compensate for higher bandwidth costs. Customer agrees to provide AdForce rolling 90-day volume forecasts of Impressions to be delivered using the AdForce Service, updated at the beginning of each calendar month.

4. LICENSE/LIMITATIONS ON USE. Subject to the terms and conditions of this Agreement, AdForce hereby grants to Customer, contingent on timely payment of monies due to AdForce, a non-exclusive, non-transferable license for the term of this Agreement to use the Client internally and solely in connection with the AdForce Service. AdForce shall have the sole and exclusive ownership of all right, title and interest in and to the Client, any enhancements thereto and in any materials and data provided to Customer by AdForce. Customer shall not copy, modify, alter, sell, distribute or sublicense the Client or reverse assemble, reverse compile or otherwise attempt by any other method to create or derive the source programs of the Client, nor authorize or contract with third parties to do the same. Customer shall not use the Client or the AdForce Service for any purpose other than managing Customer's advertising on its own Web sites, including without limitation, providing outsourcing services, timesharing or the operation of a service bureau for the benefit of third parties. During the course of delivering advertising to visitors to Customer's site, AdForce will collect and maintain information necessary to target advertising, including but not limited to the user's IP address, cookie, browser type and operating system, as well as the time, date and ad tag of the request. Although AdForce owns the right to use or grant use of this information, it will provide Customer, to the extent allowed by law, with the ability to run the reports described in Exhibit A.

ADFORCE(TM) SERVICES AGREEMENT                            AdForce for Publishers
--------------------------------------------------------------------------------

5. CONFIDENTIALITY. The Confidentiality Addendum attached hereto as Exhibit C is incorporated herein by reference. Any customer passwords to the AdForce Service, including the AdForce user guides, Client, and AdForce "help" documentation, whether on-line or in printed form, are confidential to AdForce. Any account information input into the AdForce Service by Customer is confidential to Customer.

6. WARRANTY. Customer warrants that Customer is free to enter into this Agreement and that this Agreement constitutes the valid and binding obligation of Customer, enforceable in accordance with its terms. AdForce warrants that AdForce is free to enter into and perform this Agreement and, except for events beyond AdForce's control, including but not limited to Internet access outages and other events of force majeure, (a) the AdForce Service will materially conform to the functionality described in the AdForce User Guide; (b) AdForce either owns or has the right to use all hardware and software components of the AdForce Service and the provision of the AdForce Service will not infringe on any intellectual property right of any third party. EXCEPT AS SPECIFIED IN THIS SECTION, ADFORCE HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, IN CONNECTION WITH THIS AGREEMENT.

7. INDEMNIFICATION. (a) Subject to subsection (b), Customer shall defend, indemnify and hold harmless AdForce from any claims, liability, damages and costs (including reasonable costs and attorneys' fees, "Claims") arising out of or relating to advertising placed by Customer using the AdForce Service, including, without limitation, claims based on the failure of the AdForce Service or the Client or allegations of libel, allegations of false or misleading advertising, invasion of privacy or rights of publicity; provided that: (i) AdForce promptly notifies Customer of such claims; (ii) Customer has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and (iii) AdForce renders all assistance required, at Customer's expense. (b) AdForce shall defend, indemnify and hold harmless Customer from any Claims for infringement arising out of or relating to Customer's use of the Client pursuant to this Agreement; provided that: (i) Customer promptly notifies AdForce of such claims; (ii) AdForce has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and (iii) Customer renders all assistance required, at AdForce's expense. If AdForce believes that an injunction may be entered against Customer's use of the Client, AdForce may, at its option, (A) obtain a license permitting such use, (B) modify the Client to avoid the infringement, or (C) if it cannot reasonably do either of the foregoing, terminate Customer's license to the Client. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, ADFORCE'S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION CONSTITUTE CUSTOMER'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF ANY KIND.

8. LIABILITY. NEITHER PARTY WILL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT, PRODUCT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN WARNED OF THE POSSIBILITY OF SUCH DAMAGES.

9. TERMINATION. Either party may terminate the Agreement if the other party fails to perform any of its obligations in any material respect, and such failure continues for a period of thirty (30) days after receipt by the breaching party of written notice from the non-breaching party specifying such default. Either party may terminate this Agreement in the event that the other party ceases to do business, undergoes a bankruptcy or insolvency proceeding, or an assignment for the benefit of creditors. Upon the expiration or termination of the Agreement for any reason, the parties will return all confidential information of the other party in their possession. One year (1 year) following the effective date of this Agreement, and for a period of thirty (30) days thereafter, either party may terminate this Agreement for any reason or no reason, by giving thirty (30) days written notice to the other. All accrued payment obligations of Customer shall survive expiration or termination of the Agreement, as shall the parties' rights and obligations under Sections 4 through 9. Sections 11 through 13, and Exhibit C.

10. ASSIGNMENT. This Agreement is not assignable or transferable by either party without the prior written consent of the other party, except that a party may assign the Agreement (a) by operation of law or (b) to any entity acquiring substantially all of assignor's assets.

ADFORCE(TM) SERVICES AGREEMENT                            AdForce for Publishers
--------------------------------------------------------------------------------

11. PAYMENT TERMS. Customer shall pay to AdForce the dollar amounts determined from the pricing schedule set forth in Exhibit A, within 30 days from date of invoice. All payments to AdForce shall be remitted in U. S. Dollars. Fees for the AdForce Service are subject to change upon any renewal of this Agreement.

12. TERM AND LEVEL OF SERVICE. The term shall commence on the Effective Date indicated below and shall continue for the period indicated in Section 1. The term shall automatically renew for the same period of time as the initial term unless, within 30 days of the end of any term, either party notifies the other of its decision to terminate this agreement.

13. GENERAL. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any partial exercise of any right or power hereunder preclude further exercise. Any waivers or amendments shall be effective only if made in writing. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by the law of the State of California without regard to or application of choice of law rules or principles. The prevailing party in any action to enforce this Agreement will be entitled to recover its attorneys' fees and costs in connection with such action. Each party agrees to comply with all applicable laws, rules and regulations in connection with its activities under this Agreement. Nothing contained herein shall be construed as establishing a partnership, joint venture, employment or other business relationship between the parties hereto other than that of independent contractors. This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of:
      7/1     ("Effective Date").
--------------

Customer                               AdForce, Inc.

Company Name: FreeRealTime.com         By:         /s/ [SIGNATURE ILLEGIBLE]
                                                  ------------------------------


Address:      3333 Michelson Dr.,      Print Name:    [SIGNATURE ILLEGIBLE]
              Ste 430                             ------------------------------
              Irvine CA 92612
Telephone #: (949)833-2959
Facsimile #: (949)833-7665             Title:      Sales Bus. Mgr.
                                                  ------------------------------


By:         /s/ BRAD G. GUNN
           ----------------------

Print Name:     BRAD G. GUNN
           ----------------------

Title:       PRESIDENT & CO-CEO
           ----------------------

ADFORCE(TM) SERVICES AGREEMENT                            AdForce for Publishers
--------------------------------------------------------------------------------

                      EXHIBIT A--ADFORCE SERVICE PACKAGES

                                  ADFORCE GOLD
Campaign Management             Scheduling
features                        Delivery
                                Reporting
                                Inventory Forecast
                                Targeting
Auditing                        Free monthly aggregate
                                audit; $600 per campaign
                                audit
Customer Support                24 hour support by phone
                                or pager

Same Day Change Orders          $100 each

Campaign Service                Customer's traffic
                                department schedules
                                campaigns


RATES PER THOUSAND IMPRESSIONS
CPM for 468x60 banners                       .28
CPM for 88x31 and 88x62 buttons              .18
CPM for redirects to AdSmart                 .07
CPM for non-AdSmart redirects                .16


NOTE: FIRST 2 MONTHS WILL BE BILLED AT A 50% DISCOUNT.
- Monthly minimum billing of $10,000.
- Custom reports can be designed for an extra charge.
- On-site training is available on request for $1,200 per day, per trainer, plus reasonable travel expenses
NOTE: ADFORCE WILL PROVIDE 2 DAYS OF ON-SITE TRAINING AND CONSULTING AT NO COST.
- A surcharge of $0.05 per thousand Impressions will be applied for each 5 kilobytes, or fraction thereof, that the average size of advertisements over a 30-day period exceeds 15 kilobytes.

ADFORCE(TM) SERVICES AGREEMENT                            AdForce for Publishers
--------------------------------------------------------------------------------

                                   EXHIBIT B

ADFORCE TARGETING

The AdForce Service include targeting on the following parameters, when AdForce databases allow the parameter to be resolved:

- BROWSER TYPE - Different campaigns can be delivered to visitors with different browsers.
- OPERATING SYSTEM - Different campaigns can be delivered to visitors with different operating systems
- DOMAIN TYPE - Different campaigns can be delivered to visitors from different domains (i.e. .com or .edu)
- SERVICE PROVIDER - Different campaigns can be delivered to visitors with different Internet service providers.
- TELEPHONE AREA CODE - Different campaigns can be delivered to visitors in different area codes.
- SIC CODE - Different campaigns can be delivered to visitors working for companies with different SIC codes.
- COUNTRY - Different campaigns can be delivered to visitors from different countries.
- FREQUENCY - An advertisement can be shown no more than a specified number of times to each visitor.
- SEQUENCE - A series of advertisements can be shown in sequence to a visitor.
- KEYWORDS - Advertisements can be targeted on the basis of a word or phrase typed by a visitor.
- SITE DATA - Ads can be targeted on the basis of data in a site's database (i.e. with registered users)
- DAY/DATE/TIME OF DAY - Ads can be scheduled to run during specific times and on specific days.
- CONTENT AREA - Ads can be targeted to a specific area of a site.

There may be additional charges for additional targeting parameters added in the future such as demographic or behavior targeting, as well as for customization of the targeting algorithms for keywords and site data.

ADFORCE REPORTING

The following reports are currently available in the AdForce Service:

NETWORK REPORTS                  WEBSITE REPORTS                  ADVERTISER REPORTS
----------------------------------------------------------------------------------------------
Daily Campaign Details           Activity by Advertiser           Campaign On-line Summary
Daily Campaign Summary           Activity by Area Code            Summary by Area Code
Monthly Billing Report           Activity by Browser              Summary by Banner
Summary by Advertiser            Activity by Content Unit         Summary by Browser
Summary by Area Code             Activity by Country              Summary by Category
Summary by Browser               Activity by Date                 Summary by Country
Summary by Category              Activity by Domain               Summary by Date
Summary by Country               Activity by Keyword              Summary by Domain
Summary by Date                  Activity by Hour                 Summary by Hour
Summary by Domain                Activity by Operating System     Summary by Operating System
Summary by Hour                  Activity by Pay Type             Summary by Service Provider
Summary by Operating System      Activity by Service Provider     Summary by SIC Code
Summary by Payment Type          Activity by SIC Code             Summary by Website
Summary by Service Provider      Website Revenue                  Campaign Summary
Summary by SIC Code                                               Monthly Billing Report
Summary by Website
Website Revenue


There will be additional charges for reports customized or designed to Customer's specifications. There may also be additional charges for reports added in the future.

ADFORCE(TM) SERVICES AGREEMENT                            AdForce for Publishers
--------------------------------------------------------------------------------

                                    EXHIBIT C

                            CONFIDENTIALITY ADDENDUM

This Confidentiality Addendum ("Addendum") is attached to that certain Services Agreement between Customer and AdForce, Inc. (the "Services Agreement")

   1. Confidential Information. For purposes herein, the party disclosing Confidential Information (as defined below) in any given instance is referred to as the "Disclosing Party," and the party receiving the information in such instance is referred to as the "Recipient." "Confidential Information" includes all information, data and know-how disclosed by Disclosing Party to Recipient hereunder, whether in written form or embodied in tangible materials (including, without limitation, software, hardware, drafts, drawings, graphs, charts, spreadsheets, disks, tapes. prototypes, samples, letters, notes, memoranda or presentations), which is clearly marked or labeled "CONFIDENTIAL" or with a similar legend, or which if disclosed orally or not so marked, is of such a type or nature that a reasonable person would conclude that such information is confidential.

   2. Confidentiality Obligations. Recipient agrees that it will preserve in strict confidence and secure against accidental loss any Confidential Information disclosed by Disclosing Party to Recipient, and will otherwise comply with the terms of this Addendum, for a period of three (3) years from disclosure of such Confidential Information by Disclosing Party. In preserving Disclosing Party Confidential Information, Recipient will use the same standard of care it would use to secure and safeguard its own confidential information of similar importance, but in no event less than reasonable care. Any permitted reproduction of Disclosing Party's Confidential Information shall contain all confidential or proprietary legends that appear on the original. Recipient shall immediately notify Disclosing Party in the event of any loss or unauthorized disclosure of Confidential Information.

   3. Permitted Disclosures. Recipient shall permit access to Disclosing Party Confidential Information solely to its employees who (i) have a need to know such information and (ii) have signed confidentiality agreements containing terms at least as restrictive as those contained herein. Recipient shall not disclose Confidential Information to any affiliate, parent or subsidiary of Recipient, or disclose or transfer any Confidential Information to third parties, without the specific prior written approval of Disclosing Party. Recipient shall use Disclosing Party Confidential Information disclosed hereunder solely for the purposes set forth in the Services Agreement and for such other purposes as Disclosing Party shall specifically approve in writing.

   4. Obligation to Return Confidential Information. Recipient acknowledges that Disclosing Party retains ownership of all Confidential Information disclosed or made available to Recipient. Accordingly, upon any termination, cancellation or expiration of the Services Agreement, or upon Disclosing Party's request for any reason, Recipient shall return promptly to Disclosing Party the originals and all copies (without retention of any copy) of any written documents, tools, materials or other tangible items containing or embodying Confidential Information.

   5. No Representations or Warranties. Disclosing Party makes no warranties, whether express, statutory or implied, relating to the sufficiency or accuracy of the Confidential Information disclosed for any purpose, nor regarding infringement of others' intellectual property rights which may arise from the use of such Confidential Information.

   6. Exclusions. This Addendum shall not apply to information with respect to which Recipient can affirmatively establish that (a) Recipient rightfully possessed such information prior to its first receipt thereof from Disclosing Party, as shown by files of Recipient in existence at the time of the disclosure; (b) such information is publicly known or, through no wrongful act or failure to act by Recipient, becomes publicly known; (c) the information is hereafter furnished to Recipient by a third party who is not in breach of an obligation of confidentiality; (d) employees or other agents of Recipient who have not been exposed to the Confidential Information independently developed such information without reference to or reliance upon Disclosing Party's confidential information; or (e) Recipient is required by governmental or court order to disclose such information, provided that Recipient shall provide Disclosing Party advance notice thereof to enable Disclosing Party the opportunity to prevent or control such disclosure.

   7. No Grant of Property Rights. Recipient recognizes and agrees that nothing contained in this Addendum shall be construed as granting any property rights, by license or otherwise, to any Disclosing Party Confidential Information disclosed pursuant to the Services Agreement or this Addendum, or to any invention or any patent right that has issued or that may issue based on such Confidential Information.

   8. Remedies; Survival. Recipient acknowledges that improper disclosure, or threatened disclosure, of Disclosing Party Confidential Information will cause irreparable harm to Disclosing Party, and thus that Disclosing Party shall be entitled to, among other forms of relief, injunctive relief to prevent any such unauthorized disclosure. Recipient's obligations under this Agreement shall survive termination of its association with Disclosing Party regardless of the manner of such termination and shall be binding upon Recipient's heirs, successors and assigns.

                                    EXHIBIT D

                               PERFORMANCE METRICS

The performance metrics for the various subsystems of the AdForce Service are described below. "Uptime" is defined as 24x7 operation for each subsystem listed, minus the maintenance periods described. AdForce's standard practices provide for the following scheduled maintenance for the following subsystems:

  SYSTEM                          SCHEDULED MAINTENANCE
  ------                          ---------------------
  Ad delivery (defined as ads     2 hours scheduled maintenance in the aggregate
  delivered from an AdForce       per calendar month
  data center)
  Reporting                       Reporting is generally available 24 hours per
                                  day, subject to monthly maintenance of 8 hours
                                  per month for rebuilding summary tables, etc.
                                  Data for a given 24-hour Pacific Standard Time
                                  calendar day will be available by 2:00 p.m.
                                  (PST) the following day.
  Campaign Management System      3 hours scheduled maintenance per day,
  (including inventory            3:00 a.m.-6:00 a.m. (PST) daily. No campaign
  management system)              scheduling is available during this time.
                                  Additional monthly maintenance of 8 hours for
                                  upgrades, etc.

Exclusive of the maintenance periods described above, AdForce's required uptime percentages are as follows:

A. Ad Delivery Uptime: 99.5%, measured each calendar month.
B. Reporting Uptime: 98.5%.
C. Campaign Management System Uptime: 98%.

AdForce will provide Customer a "make good" on any ads which did not serve as a result of any downtime in excess of the required availability metric equal to the number of ads not served due to such failure.